Exhibit 10.12
July 17, 2009
Randy Kwasniewski
Hard Rock Hotel and Casino, Morgans Hotel Group — Las Vegas
4455 Paradise Road
Las Vegas, NV 89169
Dear Randy:
Confirming our conversation this morning; your base salary will remain at the current level of $725,000.00 annually and your target bonus for 2009 and all future years will be 100% of your base salary. Additionally, we are confirming your 2009 bonus will be paid at no less than 100% of your target, less the 30% hold back should the North and South Tower not open by December 31, 2009 on time and within budget as determined in the sole discretion of Morgans Hotel Group Management LLC. This bonus will be paid no later than January 15, 2010.
Further, we continue necessary details to complete an amendment to your employment agreement, which will be at no less than the terms contained in the current draft of that amendment.
Your strong leadership and support in achieving the goals set forth by our joint venture is much appreciated.
Sincerely,

/s/ Fred Kleisner	/s/ Ryan Sprott
Fred Kleisner	Ryan Sprott
Morgans Hotel Group	DLJ Merchant Banking Partners
4455 Paradise Road, Las Vegas, NV 89169 (702) 693-5031 FAX (702) 693-5557 (800) 693-ROCK